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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Roadway Express Inc. 401(k) Stock Savings Plan of our reports (a) dated January 19, 2001, with respect to the consolidated financial statements of Roadway Express, Inc. incorporated by reference in its Annual Report (Form 10-K), (b) dated March 28, 2001, with respect to the consolidated financial statement schedule of Roadway Express, Inc. included in its Annual Report (Form 10-K), and (c) dated May 24, 2001, with respect to the financial statements and schedules of the Roadway Express, Inc. 401(k) Stock Savings Plan included in the Plan's Annual Report (Form 11-K), all for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Akron, Ohio
July 10, 2001